UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 11, 2019

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Mr. Jonathan Venverloh from the Board

On September 11, 2019, Jonathan Venverloh, a member of the Board of Directors (“Board”) of Salem Media Group, Inc. (the “Company”), notified the Company of his immediate desire to resign from the Board and the Company’s Nominating and Corporate Governance Committee and Compensation Committee. Mr. Venverloh’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. A copy of Mr. Venverloh’s resignation e-mail is attached as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Venverloh has served as a director of the Company since September 2011.

Resignation of Mr. James Keet Lewis from the Board

On September 11, 2019, James Keet Lewis, a member of the Board, notified the Company of his immediate desire to resign from the Board and the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Lewis’ decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. A copy of Mr. Lewis’ resignation e-mail is attached as Exhibit 99.2 to this Current Report on Form 8-K. Mr. Lewis has served as a director of the Company since May 2014.

Resignation of Mr. Edward C. Atsinger from the Board

On September 11, 2019, Edward C. Atsinger, a member of the Board, notified the Company of his immediate desire to resign from the Board. Mr. Atsinger’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. A copy of Mr. Atsinger’s resignation e-mail is attached as Exhibit 99.3 to this Current Report on Form 8-K. Mr. Atsinger has served as a director of the Company since May 2016.

Resignation of Mr. Stuart W. Epperson, Jr. from the Board

On September 11, 2019, Stuart W. Epperson, Jr., a member of the Board, notified the Company of his immediate desire to resign from the Board. Mr. Epperson’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. A copy of Mr. Epperson’s resignation e-mail is attached as Exhibit 99.4 to this Current Report on Form 8-K. Mr. Epperson has served as a director of the Company since May 2016.

A copy of the press release announcing these changes to the Company’s Board is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 11, 2019, after the resignations of Messrs. Venverloh, Lewis, Atsinger, and Epperson, the Board amended and restated the Company’s Bylaws effective immediately. The third amended and restated Bylaws were approved by the Board to change the number of board of directors to not less than three (3) nor more than nine (9) members. The text of Section 3.2 of Article III of the Company’s Bylaws, as amended, reads as follows:

“The board of directors shall consist of not less than three (3) nor more than nine (9) members, with the exact number within that range to be set from time to time exclusively by resolution of the board of directors.”

At the same meeting, the Board resolved to reduce the size of the Board from nine (9) members to five (5), effective immediately.

A copy of the third amended and restated Bylaws is attached hereto as Exhibit 3.3.

ITEM	9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

3.3	Third Amended and Restated Bylaws of Salem Media Group, Inc.

99.1	Mr. Venverloh’s resignation e-mail, dated September 11, 2019.

99.2	Mr. Lewis’ resignation e-mail, dated September 11, 2019.

99.3	Mr. Atsinger’s resignation e-mail, dated September 11, 2019.

99.4	Mr. Epperson’s resignation e-mail, dated September 11, 2019.

99.5	Press Release dated September 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: September 17, 2019	By: /s/ Christopher J. Henderson
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary